                                                                 Exhibit 10.37


                                  February 14, 1997

Progenitor, Inc.
1507 Chambers Road
Columbus, Ohio  43212
Attn:  Douglass Given, M.D., President

         Re:  $6,600,000 BRIDGE LINE OF CREDIT

Ladies and Gentlemen:

         This letter agreement ("AGREEMENT") sets forth the terms and conditions of the bridge line of credit (the "LINE") that Interneuron Pharmaceuticals, Inc., a Delaware corporation ("LENDER") hereby establishes in favor of Progenitor, Inc., a Delaware corporation ("BORROWER"), and to which Borrower hereby agrees as evidenced by Borrower's signing and returning to Lender the enclosed copy of this Agreement:

         1. This Agreement is being entered into in order to fund Borrower's obligation to lend to Mercator Genetics, Inc. ("MERCATOR") pursuant to that certain Bridge Line of Credit of even date herewith between Borrower, as lender, and Mercator, as borrower (the "MERCATOR LINE LETTER"), entered into in connection with that certain Agreement and Plan of Reorganization of even date herewith among the Borrower, Mercator and MG Merger Sub Corp. (the "REORGANIZATION AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meanings as defined in the Reorganization Agreement. Capitalized terms defined in any Schedule shall have the same meaning in each other Schedule unless otherwise defined therein. "MERCATOR LOAN DOCUMENTS" means the documents and instruments described on Annex I hereto, as the same may hereafter be amended, modified, renewed, refinanced or extended. "MERCATOR DEBT" means all indebtedness and other obligations of Mercator to Borrower pursuant to the Mercator Loan Documents.

         2. Subject to the terms and conditions of this Agreement, Lender agrees to make advances prior to the Maturity Date in accordance with the terms of the Funding Schedule set forth on SCHEDULE A hereto (collectively, the "ADVANCES" and, individually, an "ADVANCE") under the Line to Borrower; provided, however, that the aggregate amount of Advances outstanding to Borrower under the Line shall not exceed $5,000,000 at any time (the

Progenitor, Inc.
February 14, 1997


"COMMITMENT AMOUNT") except to the extent that the Commitment Amount under the Mercator Loan Documents is increased pursuant to Schedule A hereto, up to an additional $1,100,000 for an aggregate maximum commitment of $6,600,000 (the "INCREASED COMMITMENT AMOUNT").

         3. (a) All Advances made to Borrower hereunder shall be payable in full on the date (the "MATURITY DATE") that is the earliest to occur of (i) any acceleration of the obligation to repay the Advances under Paragraph 11 of this Agreement, (ii) the consummation by Borrower of an initial public offering of its capital stock, (iii) a "Change of Control" of Borrower as defined in SCHEDULE B, (iv) the closing of the Reorganization (as defined in the Reorganization Agreement) and (v) January 15, 1999.

         "NET PROCEEDS" means (i) with respect to an asset disposition, the excess of (a) the gross cash proceeds received by the Borrower from such disposition OVER (b) the sum of (1) all fees and expenses with respect to legal, investment banking and accounting fees and disbursements and governmental fees incurred (or reasonably expected to be incurred) in connection with such disposition which are not payable to any affiliate of the Borrower PLUS (2) all taxes paid (or payable) in connection with such sale PLUS (3) to the extent the proceeds described in CLAUSE (a) are applied in payment thereof, all indebtedness secured, directly or indirectly, by such assets, (ii) with respect to the sale by the Borrower of any capital stock of the Borrower, the excess of
(a) the gross cash proceeds received by the Borrower from such sale OVER (b) all fees and expenses with respect to underwriting commissions, legal, investment banking and accounting fees and disbursements, printing expense and any governmental fees incurred (or reasonably expected to be incurred) in connection with such sale which are not payable to any affiliate of the Borrower and (iii) with respect to a debt financing, the excess of (a) the principal amount of such financing OVER (b) all fees and expenses with respect to legal, investment banking and accounting fees and disbursements and governmental fees incurred (or reasonably expected to be incurred) in connection with such financing which are not payable to any affiliate of the Borrower.

         (b) Within one business day following the date of the closing of a debt or equity financing resulting in the receipt by Borrower of Net Proceeds of at least $1,000,000, Borrower shall make a mandatory prepayment of the Advances in an amount equal to 1/3 of the amount so received. At any time when no Event of Default exists, such prepayment shall be applied to reduce the principal amount of the Advances payable on the Maturity Date. At any time when an Event of Default exists, such prepayment shall be applied in accordance with Section 9 of the Intercompany Security Agreement.

         (c) Amounts prepaid may not be reborrowed.

Progenitor, Inc.
February 14, 1997


         4. Advances under the Line will be evidenced by a Promissory Note of even date herewith (as described on Annex II hereto) in an original principal amount equal to the Increased Commitment Amount made by the Borrower and payable to the order of the Lender.

         5. In order to induce Lender to enter into this Agreement, to engage in the transactions contemplated herein and in the other Intercompany Loan Documents and to make the Advances hereunder, (i) Borrower represents and warrants unto Lender as set forth in SCHEDULE C hereto and (ii) Borrower makes the covenants and agreements set forth on SCHEDULE D hereto.

         6. Borrower shall pay interest on Advances outstanding under the Line at a fixed rate per annum equal to 10%. Interest shall accrue from the date of each Advance and shall be payable on the Maturity Date. Interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

         7. Each Advance shall be made to Borrower by wire transfer of immediately available funds to such account as designated by Borrower in the Request for Advance described in Section (b) of SCHEDULE E of this Agreement. All payments by Borrower to Lender hereunder shall be made by wire transfer of immediately available funds to such account as is designated in writing by Lender to Borrower.

         8. Lender's obligation to make Advances to Borrower shall terminate on the earlier of (i) the Maturity Date and (ii) the date on which it is terminated pursuant to Paragraph 11 hereof. Lender's obligation to make Advances shall be conditioned upon Borrower's fulfillment to the reasonable satisfaction of Lender of the conditions set forth on SCHEDULE E.

         9. All Advances under this Agreement shall be advanced by Borrower to Mercator pursuant to and in accordance with the Mercator Loan Documents for use by Mercator in accordance with the Mercator Budget set forth in SCHEDULE F and the Reorganization Agreement.

         10.  All Advances under this Agreement shall be secured pursuant to
(i) that certain Security Agreement between Borrower and Lender of even date herewith pursuant to which Borrower has granted to Lender a security interest in all of its right, title and interest in and to its personal property and (ii) that certain Assignment and Security Agreement between Borrower and Lender of even date herewith pursuant to which Borrower has collaterally assigned

Progenitor, Inc.
February 14, 1997


to Lender all of its right, title and interest in and to the Mercator Debt and the Mercator Loan Documents.

         11. The occurrence of any Event of Default referred to in SCHEDULE G shall terminate any obligation on the part of Lender to make Advances under this Agreement. If any Event of Default described in clauses (a) through (d) of paragraph (v) or in paragraph (x) of the Definition of "Event of Default" shall occur with respect to Borrower, the outstanding principal amount of all outstanding Advances and all other obligations of Borrower under the Progenitor Loan Documents shall automatically be and become immediately due and payable, without notice or demand. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of paragraph (v) or in paragraph
(x) of the Definition of "Event of Default" with respect to Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, upon notice to the Borrower, declare all or any portion of the outstanding principal amount of the Advances to be due and payable and any or all other obligations of Borrower under the Progenitor Loan Documents to be due and payable, whereupon the full unpaid amount of such Advances and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

         12. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between Borrower and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any other breach or default or of any breach or default thereafter occurring. Any waiver shall be effective only with respect to the subject matter thereof and shall neither imply nor constitute nor obligate Lender to grant a further or continuing waiver with respect to the subject matter so waived or any other subject matter.

         13. Borrower shall pay all costs and expenses of Lender (including, without limitation, reasonable fees and expenses of Lender's counsel) incurred by Lender in connection with the enforcement of Lender's rights, powers and remedies hereunder and any instruments or agreements executed in connection with this Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Progenitor, Inc.
February 14, 1997


         15. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

         If the above provisions accurately and completely reflect Borrower's understanding of the arrangements described, please so indicate by executing and returning to Lender the enclosed copy of this Agreement.

                                  Very truly yours,

                                  INTERNEURON PHARMACEUTICALS, INC.


                                  By: /s/ Thomas F. Farb
                                      ----------------------------------
                                  Name: Thomas F. Farb
                                  Title: Executive Vice President and
                                           Treasurer
                                  Address:  One Ledgemont Center
                                            99 Hayden Avenue
                                            Lexington, MA 02173
                                            Attn: Chief Executive Officer
                                            Facsimile: (617) 674-2448


The foregoing is agreed to and
accepted this 14th day of February 1997.

PROGENITOR, INC.


By: /s/ Mark N.K. Bagnall
   -----------------------------
Name: Mark Bagnall
Title: Vice President and Chief Financial Officer

Address:  1507 Chambers Road
          Columbus, Ohio  43212
          Attn: Chief Executive Officer
Facsimile: (614) 488-0404

                       AMENDMENT TO BRIDGE LINE OF CREDIT


     AMENDMENT TO BRIDGE LINE OF CREDIT (the "AMENDMENT"), dated as of July 2, 1997, between INTERNEURON PHARMACEUTICALS, INC. ("LENDER") and PROGENITOR, INC. (the "BORROWER").

                              W I T N E S S E T H:

     WHEREAS, the Lender and the Borrower are parties to a certain $6,600,000 Bridge Line of Credit dated February 14, 1997 (as the same may be amended, extended, restated or otherwise modified from time to time, the "AGREEMENT"); and

     WHEREAS, the Borrower and the Lender have agreed, on the terms and conditions herein set forth, that certain provisions contained in the Agreement be amended in certain respects;

     NOW, THEREFORE, IT IS AGREED:

     Section 1. DEFINITIONS. Terms which are defined in the Agreement shall have the same meanings when used herein unless otherwise provided herein.

     Section 2. AMENDMENTS. On and after the Amendment Effective Date (as hereinafter defined):

     (a) The first paragraph of SECTION 3(a) of the Agreement shall be restated to read in its entirety as follows:

          "3. (a) The "MATURITY DATE" shall mean the date that is the earliest to occur of (i) any acceleration of the obligation to repay the Advances under Paragraph 11 of this Agreement, (ii) the consummation by Borrower of an initial public offering of its capital stock, (iii) a "Change of Control" of Borrower as defined in SCHEDULE B, (iv) the closing of the Reorganization (as defined in the Reorganization Agreement) and (v) January 15, 1999. All Advances made to Borrower hereunder shall be payable in full on the Maturity Date, except that if the Maturity Date occurs by reason of the consummation of a Qualified Public Offering, the Note (as hereinafter defined) shall be converted in accordance with the terms thereof. "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of the Borrower's common stock or other equity securities registered under the Securities Act of 1993, as amended, in which the aggregate proceeds to the Borrower, prior to underwriting discounts and commissions, equal or exceed $15,000,000."

     (b) The first sentence of SECTION 3(b) of the Agreement shall be restated to read in its entirety as follows:

          "3. (b) Within one business day following the date of the closing of a debt or equity financing resulting in the receipt by Borrower of Net Proceeds of at least $1,000,000 (other than a Qualified Public Offering), Borrower shall make a mandatory prepayment of the Advances in an amount equal to J of the amount so received."

     (c) SECTION 4 of the Agreement shall be restated to read in its entirety as follows:

          "4. Advances under the Line will be evidenced by a Promissory Note of even date herewith (as described on Annex II hereto and as amended by the Endorsement to Convertible Promissory Note dated July 2, 1997, the "NOTE") in an original principal amount equal to the Increased Commitment Amount made by the Borrower and payable to the order of the Lender."

     (d) The second sentence of SECTION 6 of the Agreement shall be restated to read in its entirety as follows:

          "Interest shall accrue from the date of each Advance and shall be payable on the Maturity Date, unless the Note (together with interest accrued thereon) is converted upon the consummation of a Qualified Public Offering in accordance with the terms thereof."

     Section 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants unto the Lender as set forth in this Section 6 (which representations and warranties shall be deemed to be representations and warranties for the purposes of Schedule C to the Agreement and shall survive the occurrence of the Amendment Effective Date):

     (a) AUTHORITY, VALIDITY, ETC. The Borrower has full power and authority to enter into this Amendment and each document and instrument required to be executed by the Borrower in connection with, or as a condition to the effectiveness of, this Amendment (collectively, the "SUBJECT DOCUMENTS") and to perform its obligations thereunder and under the Agreement and other Intercompany Loan Documents as modified hereby. All acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental and shareholder approvals) precedent to the entering into of this Amendment and the other Subject Documents to constitute this Amendment and the other Subject Documents and the Agreement and other Intercompany Loan Documents as amended hereby the duly authorized, legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, have been done, performed and have happened in due and strict compliance with all applicable laws.

     (b) SECURITY DOCUMENTS. The Intercompany Security Agreement and the Intercompany Patent Security Agreement continue to be effective to create in favor of the Lender a legal, valid and enforceable prior perfected security interest in, and a first lien on, all right, title and interest of the Borrower in and to the collateral described therein as collateral security for the Secured Obligations, as modified hereby.

     Section 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") when counterparts hereof executed on behalf of the Borrower and the Lender shall have been received by the Lender and each of the following conditions shall have been satisfied unless waived in writing by the Lender:

     (a) RESOLUTIONS, ETC. The Lender shall have received a certificate, dated the Amendment Effective Date of the Secretary or an Assistant Secretary of the Borrower as to

          (x) resolutions of its Board of Directors and, to the extent required, the holders of its voting stock, then in full force and effect (i) authorizing the execution, delivery and performance of the Subject Documents, and the consummation of the transactions contemplated by the Subject Documents and (ii) creating a class of Series D Preferred Stock of the Borrower having the rights, designations and preferences appurtenant thereto set forth on Exhibit A hereto and such other terms and provisions as shall be consented to by Lender in writing (the "SERIES D PREFERRED STOCK"),

          (y) the certificate of incorporation and by-laws (copies attached) of the Borrower (or a certification that such documents are unchanged from those delivered in connection with the closing under the Agreement), and

          (z) the incumbency and signatures of those of its officers authorized to act with respect to the Subject Documents and the Agreement (each, an "AUTHORIZED OFFICER"), upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

     (b) RESTATED CERTIFICATE OF INCORPORATION. The Borrower shall have filed with the Secretary of State of Delaware a Restated Certificate of Incorporation that includes provisions setting forth the rights, designations and preferences of the Series D Preferred Stock and the Lender shall have received a copy of such Restated Certificate of Incorporation, certified as of a recent date by the Secretary of State of Delaware.

     (c) ENDORSEMENT TO NOTE. The Lender shall have received the Endorsement to Convertible Promissory Note, in the form annexed hereto as Exhibit B, duly executed by an Authorized Officer of the Borrower

     (d) SECURITY AGREEMENT. The Lender shall have received a certificate of an Authorized Officer of the Borrower confirming the continued accuracy of the factual information set forth in the Perfection Certificate as of the Amendment Effective Date.

     (e) NO CONTEST, ETC. No litigation, arbitration, governmental investigation, proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which (x) seeks to recover any damages or obtain relief as a result of the transactions contemplated by or in connection with the Subject Documents, or (y) would be materially adverse to, or be detrimental to the interests of, any of the parties hereto with respect to any of the transactions contemplated hereby.

     (f) COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The representations and warranties set forth in Schedule C to the Agreement (as modified hereby) and
Section 3 hereof shall be true and correct as of the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date) and, after giving effect to this Amendment, no Event of Default, or event which, with the giving of notice or lapse of time would constitute an Event of Default, shall have occurred or be continuing. The Borrower hereby confirms the satisfaction of the condition set forth in the preceding sentence by its execution and delivery of the Amendment.

     (g) SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, and such counterpart originals or such certified or other copies of each such document and instrument, as the Lender or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Amendment and the other Subject Documents shall be reasonably satisfactory to counsel to the Lender.

The Amendment Effective Date may not occur later than September 30, 1997 without the prior written consent of the Lender.

     Section 5. LIMITATIONS. The amendments set forth above are limited precisely as written and shall not be deemed to be (a) a consent to, or waiver or modification of, any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Agreement or any of the documents referred to therein. Except as expressly modified hereby, the terms and provisions of the Agreement and the other Intercompany Loan Documents are and shall remain in full force and effect and by its signature hereto the Borrower hereby reconfirms its obligations thereunder. The term "Agreement" or "Loan Agreement" wherever the same is utilized in any of the Intercompany Loan Documents shall be deemed, on and after the Amendment Effective Date, to mean the Agreement as amended hereby and the Intercompany Security Agreement and the Intercompany Patent Security Agreement do, and shall continue to, secure all Secured Obligations (as defined therein) as modified hereby.

     Section 6. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Section 8. WAIVER OF JURY TRIAL, ETC. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER SUBJECT DOCUMENT OR INTERCOMPANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S ENTERING INTO THIS AMENDMENT.

     Section 9. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                      PROGENITOR, INC.

                                      By:  /s/ Mark N. K. Bagnall
                                         -------------------------------------
                                         Name: Mark N. K. Bagnall
                                         Title: Vice President and Chief
                                                Financial Officer


                                      INTERNEURON PHARMACEUTICALS, INC.

                                      By:  /s/ Thomas F. Farb
                                         -------------------------------------
                                         Name: Thomas F. Farb
                                         Title: EVP and Chief Financial Officer

                                                                       EXHIBIT A

        Rights, Designations and Preferences of Series D Preferred Stock

                                       of

                                  PROGENITOR, INC.


PRICE: 117.5% of the initial public offering price at which the Borrower's common stock is offered in a Qualified Public Offering (the "ISSUANCE PRICE"). In the event the common stock of the Borrower is offered as part of a unit in such Qualified Public Offering, the Issuance Price shall be 117.5% of the portion of the unit price allocated to the common stock. A "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of the Borrower's common stock or other equity securities registered under the Securities Act of 1993, as amended, in which the aggregate proceeds to the Borrower, prior to underwriting discounts and commissions, equal or exceed $15,000,000.

CONVERSION:    Convertible on a share-for-share basis into common stock at the option of the holder without the payment of additional consideration

DIVIDENDS:     7% per annum, payable quarterly in cash, common stock or Series
               D Preferred Stock, at the option of the holder

LIQUIDATION
PREFERENCE:    Initial price per share plus accrued and unpaid dividends

AUTOMATIC
CONVERSION:    Automatic conversion into common stock commencing 24 months after the date of issuance provided that (i) the market price of such common stock equals or exceeds 150% of the Issuance Price for 20 of the 30 consecutive trading days preceding the date of automatic conversion and (ii) for the last 5 days of such 30-day period, the market price of such common stock is not less than 135% of the Issuance Price. In the event the foregoing conversion if applied to all shares of Series D Preferred Stock owned by Lender would result in Lender's owning more than 50% of such common stock, such conversion shall be applicable only to that number of shares of Series D Preferred Stock as would result in Lender's owning 50% of such common stock.

VOTING
RIGHTS;        None

ANTI-
DILUTION:      Standard anti-dilution provisions shall apply

                                                                      EXHIBIT B

                   ENDORSEMENT TO CONVERTIBLE PROMISSORY NOTE

                              PROGENITOR, INC.


                                                   New York, New York
                                                   ______________, 1997

     The Convertible Promissory Note dated February 14, 1997 (the "NOTE") of Progenitor, Inc. (the "OBLIGOR") payable to the order of Interneuron Pharmaceuticals, Inc. (the "LENDER") in an aggregate principal amount of $6,600,000 and to which this Endorsement is affixed is hereby amended by adding after the eighth paragraph thereof the following new ninth paragraph:

          In the event of a Qualified Public Offering (as hereinafter defined), the Principal Amount of this Note, together with accrued interest thereon, shall be automatically converted at the closing of such Qualified Public Offering, without any action by the holder hereof, into shares of the Obligor's Series D Preferred Stock at a price equal to 117.5% of the initial public offering price at which the Obligor's common stock is offered in such Qualified Public Offering. In the event the common stock of the Obligor is offered as part of a unit in such Qualified Public Offering, the conversion price of this Note shall be 117.5% of the portion of the unit price allocated to the common stock. A "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of the Obligor's common stock or other equity securities registered under the Securities Act of 1993, as amended, in which the aggregate proceeds to the Obligor, prior to underwriting discounts and commissions, equal or exceed $15,000,000.

     Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Obligor hereby reconfirms its obligations thereunder.

     IN WITNESS WHEREOF, the Obligor has caused this Endorsement to be duly executed, and the Lender has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

                                              PROGENITOR, INC.


                                            By:
                                                 -----------------------
                                            Name:
                                            Title:

Accepted:

INTERNEURON PHARMACEUTICALS, INC.


By:
     -----------------------
Name:
Title: